EXHIBIT B

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant                      [ ]

Filed by a party other than the Registrant   [X]

     Check the appropriate box:

     [ ]    Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]    Definitive Proxy Statement

     [ ]    Definitive Additional Materials

     [ ]    Soliciting Material Pursuant  to Section 240.14a-12

                               GUEST SUPPLY, INC.
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                (Name of Registrant as Specified In Its Charter)

                            BFMA HOLDING CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1)  Title of each class of securities to which transaction applies:

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            (2)  Aggregate number of securities to which transaction applies:

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            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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            (4)  Proposed maximum aggregate value of transaction:

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                  (5)      Total fee paid:

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         [ ]      Fee paid previously with preliminary materials:

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         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount Previously Paid:

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                  (2)      Form, Schedule or Registration Statement No.:

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                  (3)      Filing Party:

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                  (4)      Date Filed:

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                            BFMA HOLDING CORPORATION

                                 PROXY STATEMENT
                              IN OPPOSITION TO THE
                              BOARD OF DIRECTORS OF
                               GUEST SUPPLY, INC.

                                   ----------

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               GUEST SUPPLY, INC.

                                   ----------

            PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD
                                                      ----

         This proxy statement and the enclosed BLUE proxy card are being furnished to stockholders of Guest Supply, Inc., a New Jersey corporation, by BFMA Holding Corporation, a Delaware corporation, in connection with the solicitation of proxies from stockholders of Guest Supply to be used at the 2001 Annual Meeting of Stockholders of Guest Supply, including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof, to elect two persons (collectively, the "BFMA Nominees") nominated by BFMA for election as Class C Directors to the Board of Directors of Guest Supply, who are expected, subject to their fiduciary duties to Guest Supply's stockholders, to take all actions as may be necessary to maximize value for the stockholders of Guest Supply, including to form a Special Committee of Directors and hire independent financial and legal advisors to arrange a prompt sale of Guest Supply to the highest bidder. As nominees for director, Logan D. Delany, Jr. and Charles W. Miersch are also deemed to be participants with BFMA in this proxy solicitation.

         The principal executive offices of Guest Supply are located at 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852. This proxy statement and the BLUE proxy card are first being furnished to Guest Supply's stockholders on or about December 7, 2000.

         The Company has established with the New York Stock Exchange a record date of November 30, 2000 for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") and January 17, 2001 as the date of the Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Share (as defined herein) held on the Record Date. BFMA is the beneficial owner of an aggregate of 309,700 Shares which represents approximately 4.7% of the Shares outstanding (based on the most recent share information publicly disclosed by Guest Supply). BFMA intends to vote all of its Shares for the election of the BFMA Nominees.

         THIS SOLICITATION IS BEING MADE BY BFMA AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF GUEST SUPPLY.

         On November 16, 2000, BFMA proposed to purchase all of the outstanding shares of common stock of Guest Supply, with no par value (the "Shares") for $21.00 per share in cash (the "Proposal"). BFMA's operating subsidiary, Marietta Corporation ("Marietta"), and Guest Supply are two of many companies engaged in the provision of personal care amenities and other supplies to the lodging and other industries. Guest Supply is a customer of Marietta and has been a customer of Marietta for many years. See "Background & Recent Events" for details of communications between BFMA and Guest Supply leading up to the Proposal.

         BFMA is soliciting proxies to obtain representation on the Guest Supply Board of Directors because BFMA believes that the election of the BFMA Nominees represents the best means for Guest Supply's stockholders to communicate to Guest Supply's directors their desire to explore a sale of Guest Supply and to maximize the value of their Shares.

         The BFMA Nominees are committed to the prompt sale of Guest Supply and to giving all of Guest Supply's stockholders an opportunity to receive maximum value for their Shares. If elected, the BFMA Nominees are expected to take all actions, subject to their fiduciary duties to Guest Supply's stockholders, to maximize stockholder value, through the sale of Guest Supply to the highest bidder and on the most favorable terms available to Guest Supply. Although BFMA currently believes the Proposal provides the best opportunity for the stockholders to receive the maximum value for their Shares, the BFMA Nominees support the prompt sale of Guest Supply to the highest bidder through an investment banker or by otherwise "shopping" Guest Supply and BFMA would welcome the opportunity to participate in the sale process. The BFMA Nominees have indicated that they will not attempt to pursue a sale of Guest Supply first to BFMA unless the Board of Directors of Guest Supply determines that such a process is consistent with its fiduciary duties to Guest Supply's stockholders. Prior to consummating a transaction between BFMA and Guest Supply, BFMA and Guest Supply will each be required to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         IF ELECTED, THE BFMA NOMINEES WILL CONSTITUTE A MINORITY OF THE CURRENT SIX MEMBERS OF THE GUEST SUPPLY BOARD OF DIRECTORS. UNDER GUEST SUPPLY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS, AS AMENDED NOVEMBER 5, 1997, A MAJORITY OF THE WHOLE GUEST SUPPLY BOARD OF DIRECTORS CONSTITUTES A QUORUM, AND ACTION MAY BE TAKEN BY A VOTE OF A MAJORITY OF THE DIRECTORS WHEN A QUORUM IS PRESENT. ACCORDINGLY, THE BFMA NOMINEES WOULD NOT BE IN A POSITION, WITHOUT THE SUPPORT OF AT LEAST TWO OR MORE OF THE INCUMBENT MEMBERS OF THE GUEST SUPPLY BOARD OF DIRECTORS, TO EFFECT ANY ACTION, INCLUDING A SALE OF ALL OR ANY PORTION OF GUEST SUPPLY. There can be no assurance that the incumbent members of the Guest Supply Board of Directors will vote with the BFMA Nominees to sell Guest Supply. BFMA believes, however, that stockholder support for the BFMA Nominees set forth in this proxy statement may encourage the Guest Supply Board of Directors to maximize stockholder value through the sale of Guest Supply to the highest bidder, whether pursuant to the Proposal or otherwise, and/or to take appropriate steps to remove certain anti-takeover mechanisms that were adopted by the Guest Supply Board of Directors.

         Guest Supply has the following anti-takeover mechanisms:

         o        A staggered board, divided into three classes;
         o        A poison pill, with a 20% trigger level; and
         o An 80% stockholder vote requirement for all business combinations effected without the approval of Guest Supply's Board of Directors.

         In addition, Guest Supply is governed by New Jersey law which provides that, without prior approval of the Guest Supply Board of Directors, a 10% beneficial owner of Guest Supply cannot engage in any business combination with Guest Supply for five years.

         This proxy statement is not an offer for the purchase of Shares. There can be no assurance that, if the BFMA Nominees are elected, a sale of Guest Supply, through the Proposal or otherwise, will occur.

         BFMA is soliciting proxies for the election of the BFMA Nominees to the Board of Directors of Guest Supply as Class C Directors. BFMA is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting of which BFMA is not made aware within a reasonable amount of time prior to the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

                                   IMPORTANT!

         YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. BFMA URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF THE BFMA NOMINEES.

         THE BFMA NOMINEES ARE COMMITTED, SUBJECT TO THEIR FIDUCIARY DUTIES TO GUEST SUPPLY'S STOCKHOLDERS, TO GIVING ALL GUEST SUPPLY'S STOCKHOLDERS THE OPPORTUNITY TO RECEIVE THE MAXIMUM VALUE FOR THEIR SHARES. A VOTE FOR THE BFMA NOMINEES WILL ENABLE YOU -- AS THE OWNERS OF GUEST SUPPLY -- TO SEND A STRONG MESSAGE TO THE GUEST SUPPLY BOARD OF DIRECTORS THAT YOU ARE COMMITTED TO MAXIMIZING THE VALUE OF YOUR SHARES.

         IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT TO BFMA, C/O INNISFREE M&A INCORPORATED IN THE ENCLOSED ENVELOPE TODAY. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE BLUE PROXY CARD.

         If you have any questions regarding your proxy, or need assistance in voting your Shares, please call:

                           Innisfree M&A Incorporated
                               501 Madison Avenue
                                   20th Floor
                            New York, New York 10022

                         Call toll-free: (888) 750-5834
                Bankers and Brokers Call Collect: (212) 750-5833

                    PROPOSAL -- ELECTION OF CLASS C DIRECTORS

WHY YOU SHOULD VOTE FOR THE BFMA NOMINEES

         BFMA believes that the election of the BFMA Nominees represents the best means for Guest Supply's stockholders to communicate to Guest Supply's directors their desire to explore a sale of Guest Supply and to maximize the value of their Shares. The BFMA Nominees are committed to the prompt sale of Guest Supply and to giving all of Guest Supply's stockholders an opportunity to receive maximum value for their Shares.

         IF ELECTED, THE BFMA NOMINEES WILL CONSTITUTE A MINORITY OF THE CURRENT SIX MEMBERS OF THE GUEST SUPPLY BOARD OF DIRECTORS. UNDER GUEST SUPPLY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS, AS AMENDED NOVEMBER 5, 1997, A MAJORITY OF THE WHOLE GUEST SUPPLY BOARD OF DIRECTORS CONSTITUTES A QUORUM, AND ACTION MAY BE TAKEN BY A VOTE OF A MAJORITY OF THE DIRECTORS WHEN A QUORUM IS PRESENT. ACCORDINGLY, THE BFMA NOMINEES WOULD NOT BE IN A POSITION, WITHOUT THE SUPPORT OF AT LEAST TWO OTHER MEMBERS OF THE GUEST SUPPLY BOARD OF DIRECTORS, TO EFFECT ANY ACTION, INCLUDING A SALE OF ALL OR ANY PORTION OF GUEST SUPPLY. THERE CAN BE NO ASSURANCE THAT THE INCUMBENT MEMBERS OF THE GUEST SUPPLY BOARD OF DIRECTORS WILL VOTE WITH THE BFMA NOMINEES TO SELL GUEST SUPPLY.

         Nonetheless, if elected, the BFMA Nominees are expected, subject to their fiduciary duties to Guest Supply's stockholders, to seek to convince other members of the Guest Supply Board of Directors to vote with them to form a Special Committee of the Guest Supply Board of Directors and hire independent financial and legal advisors to arrange a prompt sale of Guest Supply to the highest bidder and on the most favorable terms available to Guest Supply. Although BFMA currently believes the Proposal provides the best opportunity for the stockholders to receive the maximum value for their Shares, the BFMA Nominees support the prompt sale of Guest Supply to the highest bidder through an investment banker or by otherwise "shopping" Guest Supply and BFMA would welcome the opportunity to participate in the sale process. The BFMA Nominees have indicated that they will not attempt to pursue a sale of Guest Supply first to BFMA unless the Board of Directors of Guest Supply determines that such a process is consistent with its fiduciary duties to Guest Supply's stockholders. Prior to consummating a transaction between BFMA and Guest Supply, BFMA and Guest Supply will each be required to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         BFMA's Proposal of $21.00 per Share represents a premium of approximately 25% over the $16.75 reported closing sales price of Guest Supply's Shares on the New York Stock Exchange on November 16, 2000, the last trading day prior to BFMA's delivery of the Proposal. BFMA's Proposal also represents a premium of approximately 29% over the $16.30 average closing sales price of Guest Supply's Shares on the New York Stock Exchange over the 20 trading days ending on November 16, 2000, the last trading day prior to BFMA's delivery of the Proposal.

         To date, Guest Supply, including Clifford W. Stanley, President and Chief Executive Officer of Guest Supply, has resisted attempts by BFMA to acquire Guest Supply and has not provided any alternative proposals to Guest Supply's stockholders. See "Background & Recent Events". Moreover, the current Guest Supply Board of Directors has resisted the opportunity to discuss seriously with BFMA its previous proposals or any other alternative proposal the Guest Supply Board of Directors might consider. If no viable bids in excess of the price proposed by BFMA pursuant to the Proposal are received, the BFMA Nominees would also seek to convince other members of the Guest Supply Board of Directors to vote with them to take all steps necessary to permit the Proposal to proceed as promptly as practicable. If the BFMA Nominees are not successful in convincing other members of the Guest Supply Board of Directors to take such steps, the BFMA Nominees may seek to convince the other members of the Guest Supply Board of Directors to explore alternative transactions to maximize Share value, including, but not limited, to the sale of all or a portion of the assets of Guest Supply.

                                THE BFMA NOMINEES

         BFMA is proposing that the stockholders of Guest Supply elect the BFMA Nominees to the Guest Supply Board of Directors at the Annual Meeting. Logan D. Delany, Jr. will be nominated to be elected to succeed Teri E. Unsworth and Charles W. Miersch will be nominated to be elected to succeed Clifford W. Stanley (collectively, Messrs. Delany and Miersch are the "BFMA Nominees"), who are the current Class C directors (or any director named to fill any vacancy created by the death, retirement, resignation or removal of any such director) of Guest Supply.

         Additional persons (who would be named after the solicitation of proxies) will be nominated as substitute BFMA Nominees to be elected in the event that either of the above-named BFMA Nominees are unable for any reason to serve as a director or for good cause will not serve as a director, and BFMA does not learn of this circumstance a reasonable time before the Annual Meeting.

         The following table sets forth the name, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of the BFMA Nominees. See also "Information About Participants." This information has been furnished to BFMA by the BFMA Nominees. Each person listed below is a citizen of the United States.

                                    Principal Occupation and Business Experience
Name, Principal Business            During the Last Five Years; Current
Address and Age                     Directorships
------------------------            --------------------------------------------

Logan D. Delany, Jr., Age 51        President of Delany Capital Management Corp.
41 North Broadway                   (a privately held investment company and
Irvington, New York 10533-1316      consulting firm) 1986- Present
                                    Chairman of the Board of EAD Motors, Inc. (a privately held manufacturer of electric motors) 1986-Present
                                    Chairman of the Board of HH Smith, Inc. (a privately held manufacturer of electrical connectors and electronic hardware)
                                    1986-Present
                                    Chairman of the Board of Elinco, Inc. (a privately held manufacturer of electric motors) 1999-Present
                                    Director of BFMA Holding Corporation
                                    1996-Present
                                    Director of Marietta Corporation
                                    1996-Present
                                    Director of AllVertical, Inc. (a privately held internet portal and web hosting company) 2000-Present

Charles W. Miersch, Age 53          Senior Associate Dean for Corporate
2-217 Carol Simon Hall              Relations and Institutional Advancement at
University of Rochester             William E. Simon Graduate School of Business
Rochester, New York 14627-0102      Administration at the University of
                                    Rochester 1984 - Present
                                    Chairman of the Board of Century Bank (a privately held federally chartered savings bank) 1991- Present
                                    Director of Century Financial Group (the parent of Century Bank) 1988-Present
                                    Director of BFMA Holding Corporation
                                    1996-Present
                                    Director of Marietta Corporation
                                    1995-Present

         Neither of the BFMA Nominees will receive any compensation from BFMA for their services as a director of Guest Supply. BFMA has agreed to indemnify the BFMA Nominees against any costs, expenses and other liabilities associated with his nomination and the election contest. Both Messrs. Delany and Miersch have executed written consents agreeing to be nominees for election to the Board of Directors of Guest Supply and to serve as a director if so elected. Moreover, both Messrs. Delany and Miersch have indicated that they will tender their resignations as directors of BFMA and Marietta, effective immediately upon their election as a director of Guest Supply. Neither of the BFMA Nominees have been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years.

         According to Guest Supply's public filings, if elected as a director, the BFMA Nominees would receive an annual retainer of $10,000 for membership of the Guest Supply Board of Directors and $1,000 for each day on which one or more meetings was attended.

         Neither BFMA nor any of the BFMA Nominees is adverse to Guest Supply or any of its subsidiaries in any material pending legal proceedings.

         BFMA does not expect that the BFMA Nominees will be unable to stand for election but, in the event that such person is unable to do so or for good cause will not serve, and BFMA does not learn of this circumstance a reasonable time before the Annual Meeting, the Shares represented by the enclosed BLUE proxy card will be voted for substitute BFMA Nominees.

         YOU ARE URGED TO VOTE FOR THE ELECTION OF THE BFMA NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

                           VOTING AND PROXY PROCEDURES

         Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Based on publicly available information, BFMA believes that the only outstanding class of securities of Guest Supply entitled to vote at the Annual Meeting are the Shares. According to the most recent share information publicly disclosed by Guest Supply, there are 6,611,563 Shares issued and outstanding.

         Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted for the election of the BFMA Nominees as Class C directors of Guest Supply and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting of which BFMA is not made aware within a reasonable amount of time prior to the Annual Meeting. Election of the BFMA Nominees requires the affirmative vote of a plurality of the Shares represented and entitled to vote at the Annual Meeting. Directors are elected by a plurality and the nominees who receive the most votes will be elected.

         Stockholders of Guest Supply may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to BFMA in care of Innisfree M&A Incorporated at the address set forth on the back cover of this proxy statement or to Guest Supply at 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852 or any other address provided by Guest Supply. Although a revocation is effective if delivered to Guest Supply, BFMA requests that either the original or photostatic copies of all revocations be mailed to BFMA in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that BFMA will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

         IF YOU WISH TO VOTE FOR THE ELECTION OF THE BFMA NOMINEES AS CLASS C DIRECTORS OF GUEST SUPPLY, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                          BACKGROUND AND RECENT EVENTS

         On numerous occasions over the last few years, BFMA has expressed its interest to Guest Supply in combining its operating subsidiary, Marietta, with Guest Supply, either through an acquisition of Guest Supply as a whole or of Guest Supply's manufacturing operations. BFMA has also discussed with Guest Supply a merger of Guest Supply and Marietta and Guest Supply acquiring Marietta as a whole. Marietta and Guest Supply are two of many companies engaged in the provision of personal care amenities and other supplies to the lodging and other industries, a business that Guest Supply consistently has characterized in its public filings as "highly competitive". Guest Supply is a customer of Marietta and has been a customer of Marietta for many years. Guest Supply's business represents less than 10% of Marietta's total sales and at least 80% of Guest Supply's purchases from Marietta are mandated by Guest Supply's customers.

         On June 1, 2000, BFMA made a proposal to Guest Supply to acquire all of the Shares for $24.00 per share in cash. That proposal was conditioned upon, among other things, the assumption that BFMA would have full access to information regarding Guest Supply's business. On June 16, 2000, BFMA received a letter from Guest Supply rejecting BFMA's proposal as "inadequate" and identifying certain conditions that were required to be satisfied prior to continuing discussions. Guest Supply's conditions included:

         o Without any guarantee that BFMA would receive any information regarding Guest Supply, BFMA was asked to execute a confidentiality agreement, with "stand still" and other provisions, which would have severely limited BFMA's rights as a stockholder by having BFMA agree until February 1, 2002 (which effectively would prevent BFMA from acting on shareholder matters until Guest Supply's 2003 annual meeting of stockholders), not to:
                  o effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect:
                           o any acquisition of any securities or assets of Guest Supply;
                           o any tender or exchange offer or merger or other business combination involving Guest Supply;
                           o any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Guest Supply; or
                           o any solicitation of proxies or consents to vote any voting securities of Guest Supply,
                  o        form, join or in any way participate in a "group",
                  o otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Guest Supply,
                  o take any action which might force Guest Supply to make a public announcement regarding any of the types of matters set forth above, or
                  o enter into any discussions or arrangements with any third party with respect to any of the foregoing;
         o Guest Supply agreeing to supply only a very limited amount of information regarding its business, even if the confidentiality agreement was executed;

         o Guest Supply refusing to provide representations and warranties regarding the business of Guest Supply, other than with respect to the material accuracy of its SEC filings; and
         o BFMA demonstrating that it has sufficient financing to consummate a transaction at a price in excess of $30.00 per share (even though BFMA's proposal was only for $24.00 per share).

Although BFMA believed that the above conditions were unreasonable, BFMA agreed to discuss them with Guest Supply in order to try to reach an agreement.

         On June 23, 2000, representatives of BFMA met with representatives of Guest Supply to discuss the terms upon which a transaction could occur. Discussions continued after the June 23 meeting and, shortly after the meeting, BFMA agreed to all of Guest Supply's substantive requests regarding the provisions of the confidentiality agreement, so long as BFMA received sufficient information to be able to quickly evaluate the potential benefits of putting the two companies together. BFMA indicated that it requested the information regarding the potential benefits because the amount of synergies would affect the price that BFMA would be willing to pay, given the cost of capital and expected returns to BFMA. On July 6, 2000, BFMA received a letter from Daniel J. Donoghue, a Managing Director of US Bancorp Piper Jaffray, the investment banking firm engaged by Guest Supply, offering to commit to provide to BFMA a limited amount of the information requested by BFMA, in return for BFMA sharing details of its financial standing and its ability to finance the transaction at a per share price of $24.00.

         During July and early August, representatives of BFMA and Guest Supply continued to discuss the information which Guest Supply would be willing to provide to BFMA. At the same time, BFMA shared an overview of its financial standing with Messrs. Stanley and Donoghue and encouraged them to have conversations with BFMA's financing sources. However, Guest Supply continued to refuse to commit to provide the requested information to BFMA. As a result, BFMA believed that signing a confidentiality agreement at that time under those circumstances would not be in the best interests of Guest Supply's stockholders or BFMA.

         BFMA sent a letter to Guest Supply on August 8, 2000, expressing BFMA's frustration with the pace of the discussions and inquiring as to why the mere commitment to provide BFMA with any information proved such a difficult decision. At this point, BFMA's frustrations led them to question openly Clifford Stanley's commitment to the sale process. On August 17, 2000, BFMA received a letter from Guest Supply in which Guest Supply continued to refuse to commit to provide the requested information to BFMA and, in fact, requested additional information concerning BFMA, including BFMA's financial statements and the estimated synergies of the transaction. Subsequent to August 17, representatives of BFMA arranged for Mr. Donoghue to speak with BFMA's financing sources regarding BFMA's ability to finance the transaction at $24.00 per share. These sources indicated to Mr. Donoghue that the financing for the transaction was readily available. Subsequent to these conversations, Mr. Donoghue continued to encourage the parties to talk without raising any concerns as to BFMA's ability to finance the transaction or the seriousness of BFMA's intentions. However, on August 31, 2000, one day after a conversation between a representative of BFMA and Mr. Stanley to discuss BFMA's information request, Mr. Donoghue called a representative of BFMA to inform him of Mr. Stanley's intention to delay the discussions further.

         BFMA sent a letter to Guest Supply on September 5, 2000, again expressing BFMA's frustration with Guest Supply's lack of commitment to the sale process. On September 20, 2000, Guest Supply sent BFMA a letter terminating discussions with BFMA and confirming BFMA's belief that Guest Supply never seriously intended to cooperate with BFMA in exploring a transaction.

         After the September 20 letter, BFMA believed that the only way to persuade Guest Supply to seek to maximize stockholder value was to take its case directly to Guest Supply's stockholders.

         On November 16, 2000, BFMA proposed to purchase all of the outstanding Shares for $21.00 per share in cash. BFMA decreased its offer from $24.00 to $21.00 per share for, among other reasons (a) BFMA having higher expectations for Guest Supply's performance for the June and September quarters than were realized, and (b) the offer of $24.00 per share being made at a time when market valuation multiples were higher and the overall financial markets were not as volatile.

         THE BFMA NOMINEES ARE COMMITTED, SUBJECT TO THEIR FIDUCIARY DUTIES TO GUEST SUPPLY'S STOCKHOLDERS, TO GIVING ALL GUEST SUPPLY'S STOCKHOLDERS THE OPPORTUNITY TO RECEIVE THE MAXIMUM VALUE FOR THEIR SHARES. A VOTE FOR THE BFMA NOMINEES WILL ENABLE YOU -- AS THE OWNERS OF GUEST SUPPLY -- TO SEND A STRONG MESSAGE TO THE GUEST SUPPLY BOARD OF DIRECTORS THAT YOU ARE COMMITTED TO MAXIMIZING THE VALUE OF YOUR SHARES.

                             SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this proxy statement is being made by BFMA. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of BFMA, none of whom will receive additional compensation for such solicitation.

         BFMA has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A Incorporated will receive a fee of $100,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. BFMA has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. BFMA will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree M&A Incorporated will employ approximately 65 persons to solicit Guest Supply's stockholders for the Annual Meeting.

         The entire expense of soliciting proxies is being borne by BFMA. BFMA does not currently intend to seek reimbursement of the costs of this solicitation from Guest Supply but may decide to do so in the future in the event that the BFMA Nominees are elected. BFMA does not intend to seek stockholder approval for reimbursement of its expenses. Costs of this solicitation of proxies are currently estimated to be approximately $500,000. BFMA estimates that, through the date hereof, its expenses in connection with this solicitation are approximately $200,000.

                         INFORMATION ABOUT PARTICIPANTS

         BFMA was incorporated as a Delaware corporation on August 24, 1995. BFMA has its principal executive offices located at 50 East Sample Road, Suite 400, Pompano Beach, Florida 33064. BFMA is a holding company, whose primary operating subsidiary, Marietta, is a manufacturer of guest amenities for the lodging industry and a contract packager primarily for the personal care products industry. Marietta was incorporated as a New York corporation in October 1976. Marietta has its principal executive offices located at 37 Huntington Street, Cortland, New York 13045.

         As of the date of this proxy statement, BFMA, together with all of the participants in this solicitation, beneficially owns an aggregate of 309,700 Shares, which represents approximately 4.7% of the Shares outstanding (based on the most recent share information publicly disclosed by Guest Supply).

         Except in the ordinary course of Marietta's business with Guest Supply or as set forth in this proxy statement (or in Schedules I or II hereto), neither BFMA nor, to BFMA's knowledge, any BFMA Nominee or any other participant in this solicitation or any of their respective associates:

         o directly or indirectly beneficially owns any Shares or any other securities of Guest Supply;
         o has had any relationship with Guest Supply in any capacity other than as a stockholder, or has been a party to any transaction, or series of similar transactions, since the beginning of Guest Supply's last fiscal year with respect to any shares of Guest Supply's capital stock;
         o knows of any transactions since the beginning of Guest Supply's last fiscal year, currently proposed transactions, or series of similar transactions, to which Guest Supply was or is to be a party, in which the amount involved exceeds $60,000 and which any of them or their respective affiliates had, or will have, a direct or indirect material interest;
         o has any interest in the matters to be voted on at the Annual Meeting, other than an interest, if any, as a stockholder of Guest Supply;
         o        has been indebted to Guest Supply; or
         o has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

We note that Guest Supply is a customer of Marietta and has been a customer of Marietta for many years. Guest Supply's business represents less than 10% of Marietta's total sales and at least 80% of Guest Supply's purchases from Marietta are mandated by Guest Supply's customers.

         In addition, other than as set forth in this proxy statement, there are no contracts, arrangements or understandings entered into by BFMA or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of Guest

Supply's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. In addition, except as otherwise described in the "Background & Recent Events" section above, neither BFMA nor any other participant in this solicitation or any of their respective associates has been engaged in contacts, negotiations or transactions with Guest Supply concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, or a sale or other transfer of a material amount of assets; or had any other transaction (other than this proxy solicitation, matters incidental thereto or in the ordinary course of Marietta's business with Guest Supply) with Guest Supply or any of its executive officers or directors that would require disclosure under the rules and regulations of the SEC.

         Other than in the ordinary course of Marietta's business with Guest Supply, neither BFMA nor, to BFMA's knowledge, any BFMA Nominee or any other participant in this solicitation or any of their respective associates, has entered into any agreement or understanding with any person with respect to:

         o        any future employment by Guest Supply, or
         o any future transactions to which Guest Supply will or may be a party.

However, in connection with the Proposal, BFMA has reviewed, and will continue to review, on the basis of publicly available information various possible business strategies that they might consider in the event that BFMA acquires control of Guest Supply.

         For more detailed information regarding Messrs. Delany and Miersch, who as nominees for directors are deemed to be participants in this proxy solicitation, see "The BFMA Nominees". For more detailed information regarding the directors and executive officers of BFMA and Marietta (other than Messrs. Delany and Miersch) and transactions involving Shares over the past two years by BFMA and Marietta, see Schedules I and II of this proxy statement.

                     CERTAIN INFORMATION ABOUT GUEST SUPPLY

         Guest Supply, Inc. is a New Jersey corporation with its principal executive office located at 4301 U.S. Highway One, Monmouth Junction, NJ 08852. Guest Supply is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by Guest Supply with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549, and at the SEC's Regional Offices, Judiciary Plaza, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Documents filed electronically by Guest Supply are also available at the SEC's Web site (http://www.sec.gov).

         We note that Guest Supply's proxy statement will contain information regarding:

         o      number of Shares outstanding as of the record date;

         o      trading prices of Guest Supply stock over time;
         o      establishment of a quorum;
         o      vote required for approval;
         o      treatment of abstentions and "broker non-votes;"
         o      admission requirements for the Annual Meeting;
         o ownership of Shares by directors and executive officers of Guest Supply and by other persons who own more than five percent of the outstanding Shares;
         o background of Guest Supply's nominees for election to the Board of Directors;
         o compensation paid and payable to Guest Supply's directors and executive officers;
         o      committees of the Board of Directors and their responsibilities;
         o      meetings of the Board and certain committees thereof; and
         o requirements regarding the submission of stockholder proposals to be considered for inclusion in Guest Supply's proxy statement for the 2002 Annual Meeting of Stockholders.

BFMA assumes no responsibility for the accuracy or completeness of such information.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

         BFMA is unaware of any other matters to be considered at the Annual Meeting. Should other proposals be brought before the Annual Meeting of which BFMA is not made aware within a reasonable amount of time prior to the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.



                                     BFMA HOLDING CORPORATION
December 7, 2000                     Barry W. Florescue, Chief Executive Officer

                                   SCHEDULE I

                             INFORMATION CONCERNING
                        DIRECTORS AND EXECUTIVE OFFICERS
                              OF BFMA AND MARIETTA

         The following table sets forth the name, business address, present principal occupation, and employment and material occupations, positions, offices or employments for the past five years of certain directors, officers and employees of BFMA and Marietta (other than Messrs. Delany and Miersch). Where no date is given for the commencement of the indicated office or position, such office or position was assumed prior to November 1995. Each person listed below is a citizen of the United States.

                                    PRINCIPAL OCCUPATION OR
NAME AND PRINCIPAL                  EMPLOYMENT; MATERIAL POSITIONS
BUSINESS ADDRESS                    HELD DURING THE PAST FIVE YEARS
-------------------                 ---------------------------------

Barry W. Florescue                  President, Chief Executive Officer and a
c/o BFMA Holding Corporation        director of BFMA and Marietta
50 East Sample Road, Suite 400      Director of Century Bank (a privately held
Pompano Beach, Florida 33064        federally chartered savings bank)
                                    Chief Executive Officer and a director of Century Financial Group (the parent of
                                    Century Bank)

Richard A. Bloom                    Director of BFMA and Marietta
c/o Marietta Corporation            Senior Vice President of Marietta since
37 Huntington Street                September 1999
Cortland, New York 13045            Principal of Imperial Capital Group, LLC and
                                    its predecessor (an investment bank) until August 1999

Ronald C. DeMeo                     Senior Vice President of Marketing and Sales
c/o Marietta Corporation            of Marietta
37 Huntington Street                Director of LifeLines Technology, Inc. (a
Cortland, New York 13045            private manufacturer of medical diagnostic
                                    equipment) since October 1996

Thomas M. Fairhurst                 Senior Vice President of Sales and Marketing
c/o Marietta Corporation            of Marietta
37 Huntington Street
Cortland, New York 13045

David P. Hempson                    Senior Vice President of Operations of
c/o Marietta Corporation            Marietta
37 Huntington Street
Cortland, New York 13045

Philip A. Shager                             Senior Vice President, Chief Financial
c/o Marietta Corporation                     Officer and Treasurer of BFMA and Marietta
37 Huntington Street
Cortland, New York 13045

Ned L. Siegel                                Director of BFMA and Marietta
c/o The Siegel Group                         President of The Siegel Group
5000 Blue Lake Drive, Suite 150              (a privately held real estate investment company)
Boca Raton, Florida 33431

Charles I. Weissman                          Assistant Secretary and a director of BFMA and Marietta
c/o Swidler Berlin Shereff Friedman, LLP     Attorney - Partner in Swidler Berlin Shereff Friedman, LLP
The Chrysler Building
405 Lexington Ave.
New York, New York 10174

         None of the foregoing persons have, during the past ten (10) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         As of December 6, 2000, BFMA beneficially owns 309,700 shares of Guest Supply's common stock (representing 4.7% of the issued and outstanding shares, based on Guest Supply's most recent public filings). None of the foregoing persons (or their associates, other than BFMA) currently directly or indirectly own any securities of Guest Supply, either beneficially or of record, except indirectly (where applicable) through their ownership of securities of BFMA, nor have any of the foregoing persons purchased or sold any securities of Guest Supply during the last two years, except as set forth on Schedule II. Collectively, the directors and executive officers of BFMA beneficially own approximately 91% of the outstanding shares of BFMA common stock.

                                   SCHEDULE II

                 TRANSACTIONS IN THE SECURITIES OF GUEST SUPPLY

         The following table sets forth all of the transactions in Shares by BFMA, either directly or through wholly-owned subsidiaries (unless otherwise indicated, all such transactions were open-market purchases and sales (in parentheses)):

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
       (1,000)                     9.5000                      11/17/98
       (1,000)                     9.7500                      11/18/98
         (500)                     9.5000                      11/18/98
         (500)                    10.1250                      11/19/98
         (500)                     9.6250                      11/20/98
         (500)                     9.8125                      11/23/98
          100                     10.3750                      11/30/98
          500                     10.3750                      12/01/98
        1,600                     10.4375                      12/01/98
        6,500                     11.3750                      12/02/98
        1,100                     11.5000                      12/02/98
        9,500                     11.6250                      12/03/98
        6,000                     12.0000                      12/07/98
       12,000                     12.5000                      12/08/98
         (500)                    12.8750                      12/09/98
         (500)                    13.1250                      12/10/98
       15,500                     12.5694                      12/15/98
        1,200                     11.4375                      12/18/98
          600                     10.7500                      12/21/98
          500                     10.7500                      12/21/98
          500                     10.7500                      12/21/98
          500                     10.5625                      12/23/98
        1,000                     10.5625                      12/23/98
        1,500                     11.0000                      12/24/98
        3,000                     11.0000                      12/24/98
        1,500                     10.9374                      12/24/98
        5,500                     11.5000                      01/06/98
        4,000                     10.7500                      01/07/98
        2,600                     11.0000                      01/11/99
          500                     10.8125                      01/13/99
          500                     10.6875                      01/15/99
        2,000                     10.9375                      01/19/99
        2,000                     11.0000                      01/19/99
        1,500                     11.0000                      01/19/99
        1,000                     10.8125                      01/19/99

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
        1,000                     10.8750                      01/19/99
        3,000                     10.9375                      01/20/99
        3,000                     11.0000                      01/20/99
        1,000                     11.0000                      01/25/99
          800                     11.0000                      01/26/99
          700                     11.0000                      01/26/99
          600                     11.0000                      01/26/99
          500                     11.0000                      01/26/99
        1,200                     11.0000                      01/29/99
          500                     11.0000                      02/02/99
          500                     11.2500                      02/03/99
        2,500                     11.7500                      02/05/99
        1,000                     11.1250                      02/09/99
        1,000                     11.0000                      02/10/99
        6,000                     11.0000                      02/16/99
         (300)                    10.3125                      02/25/99
        5,000                      9.9375                      03/03/99
        1,500                      9.3750                      03/12/99
        2,500                      9.0000                      03/16/99
        3,500                      8.9375                      03/25/99
        3,000                      8.8750                      03/29/99
       (1,500)                    11.3750                      05/12/99
         (500)                    11.7500                      05/12/99
         (500)                    11.4375                      05/12/99
         (500)                    10.9375                      05/13/99
          500                     10.1250                      06/04/99
         (500)                    12.7500                      06/30/99
         (500)                    12.8750                      07/02/99
         (500)                    12.9375                      07/02/99
         (300)                    13.5625                      07/06/99
         (500)                    13.5000                      07/06/99
         (500)                    13.5000                      07/06/99
         (600)                    13.5000                      07/06/99
       (1,000)                    13.5000                      07/06/99
       (1,000)                    13.5000                      07/07/99
         (500)                    14.0625                      07/08/99
       (1,000)                    14.2500                      07/08/99
         (500)                    14.0625                      07/08/99
       (1,000)                    14.2500                      07/09/99
       (2,000)                    14.7500                      07/12/99
         (500)                    14.6250                      07/12/99
         (500)                    14.6250                      07/12/99
         (500)                    14.8750                      07/12/99

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
         (500)                    14.8750                      07/12/99
       (1,000)                    14.5000                      07/13/99
       (1,000)                    14.7500                      07/13/99
         (500)                    14.5620                      07/13/99
         (500)                    14.6250                      07/13/99
         (200)                    14.2500                      07/13/99
         (200)                    14.2500                      07/13/99
       (2,500)                    15.0000                      07/14/99
       (2,500)                    15.0000                      07/14/99
         (500)                    14.7500                      07/14/99
       (1,500)                    15.5000                      07/15/99
         (500)                    15.3750                      07/15/99
         (500)                    14.8125                      07/16/99
         (500)                    15.4370                      07/20/99
       (1,200)                    15.4370                      07/20/99
       (1,000)                    15.3750                      07/20/99
         (500)                    14.8750                      07/20/99
         (500)                    14.5620                      07/20/99
         (300)                    15.4370                      07/20/99
         (500)                    15.1250                      07/21/99
       (3,000)                    16.0000                      07/21/99
       (2,000)                    15.6250                      07/21/99
       (1,000)                    16.0000                      07/21/99
       (1,000)                    16.2500                      07/21/99
         (500)                    15.5000                      07/21/99
         (500)                    15.5000                      07/22/99
         (500)                    15.1250                      07/22/99
         (500)                    15.2500                      07/23/99
         (500)                    14.8750                      07/23/99
       (1,000)                    14.9375                      07/23/99
       (1,000)                    15.7500                      07/26/99
       (1,000)                    15.8750                      07/27/99
       (1,000)                    15.7500                      07/29/99
         (500)                    15.6250                      07/30/99
         (500)                    15.7500                      07/30/99
         (500)                    14.8750                      08/02/99
         (500)                    14.7500                      08/03/99
       (1,000)                    14.7500                      08/05/99
         (500)                    15.1250                      08/09/99
         (500)                    14.8750                      08/10/99
         (500)                    15.1250                      08/12/99
       (5,000)                    15.5000                      08/13/99
       (2,000)                    14.8125                      08/13/99

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
       (1,000)                    15.0000                      08/13/99
         (500)                    15.3750                      08/13/99
         (500)                    15.0000                      08/13/99
         (200)                    14.8750                      08/13/99
         (200)                    14.8750                      08/13/99
       (2,500)                    15.3750                      08/13/99
       (1,000)                    14.7500                      08/13/99
       (1,000)                    14.7500                      08/18/99
       (1,000)                    14.7500                      08/20/99
       (1,500)                    14.7500                      08/23/99
       (1,000)                    14.8750                      08/25/99
       (1,000)                    14.8750                      08/26/99
       (1,000)                    14.7500                      08/27/99
       (1,000)                    14.8750                      08/30/99
       (1,000)                    14.8750                      08/31/99
       (1,000)                    14.8750                      09/02/99
       (2,500)                    14.7500                      09/03/99
       (2,500)                    14.8750                      09/07/99
       (1,000)                    14.6250                      09/09/99
       (1,000)                    14.5000                      09/21/99
       (1,000)                    14.3750                      09/22/99
       (1,000)                    13.9375                      09/24/99
       (1,000)                    13.8750                      09/24/99
         (500)                    14.0000                      10/01/99
       (1,000)                    13.7500                      10/13/99
         (500)                    13.8125                      10/13/99
         (500)                    14.0625                      10/18/99
         (500)                    13.5625                      10/25/99
         (500)                    13.5625                      10/25/99
         (500)                    13.6875                      10/25/99
         (500)                    13.5000                      10/27/99
         (500)                    13.4375                      10/27/99
       (1,000)                    13.4375                      10/27/99
         (600)                    13.1250                      11/02/99
         (400)                    13.0625                      11/02/99
       (1,000)                    14.8750                      11/05/99
         (500)                    14.9375                      11/12/99
       (1,000)                    15.0000                      11/15/99
       (1,000)                    15.4375                      11/16/99
      (10,000)                    15.8750                      11/16/99
       (1,000)                    16.2500                      11/18/99
       (2,000)                    16.2500                      11/19/99
       (3,900)                    16.5000                      11/22/99

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
        5,000                     14.8750                      11/22/99
        2,000                     14.2500                      11/23/99
        1,000                     14.0000                      11/24/99
        4,000                     14.0000                      11/27/99
        2,000                     14.0000                      12/10/99
       (1,000)                    14.4375                      12/23/99
       (1,000)                    15.0000                      12/23/99
         (500)                    15.0000                      12/23/99
       (1,000)                    15.0000                      12/27/99
         (200)                    14.6250                      12/28/99
       (3,200)                    14.7500                      12/28/99
         (800)                    14.7500                      12/29/99
         (500)                    14.1250                      12/30/99
       (2,000)                    15.5000                      01/10/00
         (500)                    15.5000                      01/10/00
       (1,000)                    15.3750                      01/12/00
       (2,000)                    16.0000                      01/13/00
       (2,000)                    15.5000                      01/13/00
         (500)                    15.3750                      01/13/00
       (1,000)                    15.9375                      01/14/00
         (500)                    16.0625                      01/14/00
         (500)                    16.1250                      01/14/00
       (3,000)                    17.2500                      01/18/00
       (2,000)                    17.0000                      01/18/00
       (3,800)                    17.5000                      01/19/00
       (1,200)                    17.5000                      01/19/00
       (1,000)                    17.3125                      01/19/00
       (1,000)                    17.2500                      01/19/00
       (1,000)                    17.5000                      01/19/00
       (1,000)                    17.5000                      01/19/00
       (1,000)                    17.5000                      01/19/00
       (1,000)                    17.3750                      01/19/00
       (3,000)                    17.1250                      01/20/00
       (2,000)                    17.5000                      01/20/00
       (3,000)                    16.7500                      01/21/00
       (2,000)                    16.6875                      01/21/00
       (2,000)                    17.0000                      01/21/00
       (2,500)                    17.2500                      01/21/00
       (3,000)                    18.0000                      01/21/00
       (2,000)                    18.5000                      01/21/00
       (2,000)                    18.6250                      01/24/00
         (300)                    17.2500                      01/24/00
         (300)                    18.0000                      01/24/00

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
         (300)                    17.0000                      01/25/00
       (1,000)                    16.7500                      01/28/00
         (200)                    17.0000                      02/02/00
         (500)                    17.0000                      02/02/00
        5,000                     17.6250                      02/10/00
        3,500                     17.6250                      02/10/00
          500                     17.7500                      02/10/00
          200                     17.2500                      02/10/00
          200                     17.3750                      02/10/00
          200                     17.3750                      02/10/00
          200                     17.5000                      02/10/00
          200                     17.6250                      02/10/00
          200                     17.6250                      02/10/00
        1,000                     17.5000                      02/11/00
          500                     17.5000                      02/11/00
        2,000                     17.2500                      02/14/00
          500                     17.5000                      02/14/00
        2,000                     18.0000                      02/16/00
          500                     18.2500                      02/16/00
          500                     18.1250                      02/16/00
          500                     18.0000                      02/16/00
        4,500                     18.0000                      02/16/00
        4,500                     18.0000                      02/16/00
        1,800                     17.9375                      02/16/00
          200                     17.9375                      02/16/00
          500                     17.9375                      02/16/00
          100                     17.7500                      02/16/00
          500                     17.9375                      02/16/00
          500                     17.9375                      02/16/00
          200                     17.6875                      02/16/00
          200                     17.5625                      02/16/00
          200                     17.4375                      02/16/00
          200                     17.3125                      02/16/00
        1,700                     18.0000                      02/16/00
        1,400                     18.1250                      02/17/00
          500                     18.3750                      02/17/00
       (1,000)                    18.3125                      02/18/00
       (1,000)                    18.0000                      02/18/00
        1,000                     18.6875                      02/18/00
          500                     18.6875                      02/18/00
          200                     18.6250                      02/18/00
       (1,000)                    18.0000                      02/28/00
       (2,000)                    19.0000                      03/01/00

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
       (1,000)                    19.0000                      03/01/00
       (1,000)                    18.8750                      03/01/00
       (1,500)                    19.3750                      03/02/00
         (500)                    19.0000                      03/02/00
       (1,000)                    19.0000                      03/03/00
         (900)                    18.8750                      03/06/00
         (500)                    18.3125                      03/07/00
         (500)                    18.1875                      03/07/00
         (500)                    18.1250                      03/15/00
        1,000                     17.4375                      03/20/00
        1,000                     17.4370                      03/20/00
          500                     17.5000                      03/21/00
          500                     17.6250                      03/21/00
       (1,500)                    17.6875                      03/28/00
         (500)                    17.8125                      03/28/00
       (2,000)                    17.7500                      04/04/00
        2,500                     17.0000                      04/07/00
        5,000                     17.0000                      04/07/00
       (2,000)                    16.7500                      04/12/00
         (200)                    16.5620                      04/12/00
        5,000                     16.3750                      04/13/00
        1,500                     16.2500                      04/13/00
          500                     16.2500                      04/13/00
        5,000                     17.0620                      05/03/00
        5,000                     16.9350                      05/03/00
        5,000                     16.9360                      05/03/00
        2,000                     17.1850                      05/03/00
        1,100                     17.4050                      05/03/00
        1,000                     17.0600                      05/03/00
        1,000                     16.9400                      05/03/00
        1,000                     17.3150                      05/03/00
        1,500                     17.0630                      05/03/00
        2,000                     17.1850                      05/03/00
          500                     17.2470                      05/03/00
        4,000                     17.3100                      05/12/00
          500                     17.3800                      05/17/00
          500                     17.4400                      05/17/00
        1,500                     17.2500                      05/17/00
        2,000                     17.6300                      05/18/00
        1,500                     17.3800                      05/26/00
        4,300                     17.5000                      05/31/00
          600                     17.2500                      05/31/00
          500                     17.4400                      05/31/00

Shares of Common Stock   Purchase Price Per Share ($)      Date of Purchase
----------------------   ----------------------------      ----------------
        1,000                     17.3100                      05/31/00
          500                     17.1300                      05/31/00
        5,000                     18.0000                      06/05/00
        3,600                     19.2500                      06/09/00
        5,000                     18.7500                      06/12/00
        2,000                     18.0000                      06/13/00
        1,800                     17.9375                      06/13/00
          200                     17.6250                      06/13/00
        2,000                     17.7500                      06/16/00
        3,500                     18.0000                      06/20/00
        5,000                     17.7500                      09/14/00
        5,000                     18.0000                      09/14/00
        2,200                     17.9375                      10/02/00
          500                     17.8750                      10/03/00
        4,500                     17.8750                      10/03/00
        2,000                     17.7500                      10/06/00
        2,500                     17.7500                      10/09/00
          200                     17.2500                      10/10/00
        1,800                     19.4750                      10/10/00
        9,500                     17.2375                      10/11/00
        9,000                     16.5000                      10/12/00
        3,000                     16.0417                      10/13/00
        5,000                     15.4500                      10/17/00
        6,200                     15.5000                      11/03/00
          800                     16.1250                      11/09/00
        5,000                     15.8750                      11/10/00
        2,000                     16.0000                      11/10/00
        1,000                     16.0000                      11/11/00
        1,400                     15.7500                      11/11/00
        1,800                     15.7500                      11/13/00
        1,800                     15.7500                      11/13/00
        1,000                     15.7500                      11/13/00
        2,000                     15.7500                      11/13/00
        6,000                     17.0000                      11/15/00
        1,100                     17.0000                      12/06/00

     The following table sets forth all of the transactions in Shares by Barry
W. Florescue (unless otherwise indicated, all such transactions were open-market purchases and sales (in parentheses)):

Shares of Common Stock   Purchase Price Per Share ($)       Date of Purchase
----------------------   ----------------------------       ----------------
        1,000                     12.7500                       07/29/98
         (500)                    12.8750                       07/01/99
         (500)                    15.0000                       07/14/99
        1,000                     17.0000                       02/10/00
        1,000                     17.1250                       02/10/00
         (500)                    18.0000                       02/16/00
         (500)                    18.2500                       02/17/00
       (1,000)                    18.6860                       02/18/00

                                   IMPORTANT!

         Your vote is important. No matter how many Shares you own, please give BFMA your proxy FOR the election of BFMA Nominees by taking three steps:

         1.       SIGNING the enclosed BLUE proxy card,

         2.       DATING the enclosed BLUE proxy card, and

         3. MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If any of your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. BFMA urges you to confirm in writing your instructions to BFMA in care of at the address provided below so that BFMA will be aware of all instructions given and can attempt to ensure that such instructions are followed.

         PLEASE DO NOT RETURN ANY PROXY CARD SUPPLIED TO YOU BY GUEST SUPPLY, EVEN TO VOTE AGAINST THEIR NOMINEES, AS IT MAY REVOKE YOUR PREVIOUS PROXY. REMEMBER, ONLY YOUR LATEST-DATED PROXY COUNTS.

         If you have any questions or require any additional information concerning this Proxy Statement, please contact our proxy solicitor Innisfree M&A Incorporated at the address set forth below.

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                                   20TH FLOOR
                            NEW YORK, NEW YORK 10022
                          CALL TOLL FREE (888) 750-5834
                                       OR
                 BANKS AND BROKERS CALL (212) 750-5833 (COLLECT)

                               GUEST SUPPLY, INC.

                       2001 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF BFMA HOLDING CORPORATION
                   AND NOT ON BEHALF OF THE BOARD OF DIRECTORS
                       OR MANAGEMENT OF GUEST SUPPLY, INC.

The undersigned appoints Charles W. Miersch and Logan D. Delany, Jr. and each of them, attorneys and agents with full power of substitution to vote, as designated below, all shares of common stock of Guest Supply, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of Guest Supply, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Guest Supply held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

                (Continued and to be signed on the reverse side)

           BFMA HOLDING CORPORATION RECOMMENDS A VOTE FOR THE ELECTION
                              OF THE BFMA NOMINEES


         1. ELECTION OF DIRECTORS: To elect the BFMA Nominees to the Board of Directors of Guest Supply;

                  FOR      [ ]                  WITHHOLD AUTHORITY [ ]

         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

         I withhold authority to vote for the following nominee(s): ___________

         2. In their discretion, the herein named attorneys and proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, of which such persons are not made aware with a reasonable period of time prior to the Annual Meeting.

DATED: _________________________________

Please Sign Exactly As Name Appears On This Proxy.


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(signature)


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(signature, if held jointly)


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(title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

                                   IMPORTANT:

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE!

IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL INNISFREE M&A INCORPORATED TOLL FREE AT (888) 750-5834